UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) April 12, 2024

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(IRS Employer Identification No.)	(IRS Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428	Carnival House, 100 Harbour Parade Southampton SO15 1ST, United Kingdom
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(305) 599-2600	011 44 23 8065 5000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name, former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CCL	New York Stock Exchange, Inc.
Ordinary Shares each represented by American Depositary Shares ($1.66 par value) Special Voting Share, GBP 1.00 par value and Trust Shares of beneficial interest in the P&O Princess Special Voting Trust
	CUK	New York Stock Exchange, Inc.
1.000% Senior Notes due 2029	CUK29	New York Stock Exchange LLC

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth companies ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2024, William Burke, Chief Maritime Officer and a named executive officer of Carnival Corporation and Carnival plc (the “Company”), notified the Company that he is stepping down from this role effective February 1, 2025. He will transition into a new role for the Company as External Affairs Advisor.

Lars Ljoen, who is currently Chief Operations Officer of Carnival Cruise Line, will assume the role of Chief Maritime Officer of the Company effective February 1, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ Enrique Miguez	By:	/s/ Enrique Miguez
Name:	Enrique Miguez	Name:	Enrique Miguez
Title:	General Counsel	Title:	General Counsel

Date:	April 15, 2024	Date:	April 15, 2024